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Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-67474 and Form S-8 No. 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan and the Registration Statement (Form S-8 No. 333-123099) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan of our report dated December 22, 2005, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc., included in this Form 10-K/A.

                                               /s/ Ernst & Young LLP

New Orleans, Louisiana
June 27, 2006